Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Forms S-8 (No. 33-99216 and 333-62207) and Forms S-3 (Nos. 33-88670, 33-93812 and
333-42543) of Chelsea GCA Realty, Inc. and Form S-3 (No. 333-36487) of Chelsea GCA Realty, Inc. and Chelsea GCA Realty Partnership, L.P. and in the related Prospectus of our report dated February 2, 2000, with respect to the consolidated financial statements and schedule of Chelsea GCA Realty, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                        Ernst & Young LLP

New York, New York
March 9, 2000